UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina	29732
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:   (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2010, Provident Community Bank, N.A. (the “Bank”), the wholly owned subsidiary of Provident Community Bancshares, Inc. (the “Company’), entered into a Stipulation and Consent to the Issuance of a Consent Order with the Office of the Comptroller of the Currency (the “OCC”), whereby the Bank consented to the issuance of a Consent Order (the “Order”) by the OCC, without admitting or denying that grounds exist for the OCC to initiate an administrative proceeding against the Bank.

 The Order requires the Bank to take the following actions: establish a compliance committee to monitor and coordinate compliance with the Order; develop a three year strategic plan; achieve Tier 1 capital at least equal to 8% of adjusted total assets and total capital at least equal to 12% of risk-weighted assets within 120 days and develop a three-year capital plan; not pay any dividends to the Company without prior regulatory approval; ensure that the Bank has competent management in place in all executive officer positions; adopt a credit policy to improve the Bank’s loan portfolio management; establish an effective, independent and ongoing loan review system; implement a program for the maintenance of an adequate allowance for loan and lease losses; implement a program designed to protect the Bank’s interest in its problem assets; adopt a written asset concentration management program; revise and maintain a comprehensive liquidity risk management program that ensures that sufficient funds or access to funds exist to meet the Bank’s current and projected funding needs; adopt policies and procedures to ensure that all official and regulatory reports filed by the Bank accurately reflect the Bank’s condition; and address various deficiencies cited by the OCC.

The Order will remain in effect until modified or terminated by the OCC.  Any material failure to comply with the provisions of the Order could result in enforcement actions by the OCC. While the Company intends to take such actions as may be necessary to enable the Bank to comply with the requirements of the Order, there can be no assurance that the Bank will be able to comply fully with the provisions of the Order, or to do so within the timeframes required, that compliance with the Order will not be more time consuming or more expensive than anticipated, or that compliance with the Order will enable the Company and the Bank to resume profitable operations, or that efforts to comply with the Order will not have adverse effects on the operations and financial condition of the Company and the Bank.

The foregoing description of the Order is qualified in its entirety by reference thereto, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.  The Stipulation and Consent to the Issuance of a Consent Order is also attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	Consent Order issued by the Comptroller of the Currency

10.2	Stipulation and Consent to the Issuance of a Consent Order dated December 21, 2010 between the Comptroller of the Currency and Provident Community Bank, N.A., Rock Hill, South Carolina

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC.
(Company)

Date: December 23, 2010	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer